UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Truli Media Group, Inc.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Truli Media Group, Inc.

DBA: VocaWorks

54 W 40th St

New York, NY 10018

PRELIMINARY INFORMATION STATEMENT

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

You are not being asked to approve anything. This Information Statement is being provided to you solely for your information.

GENERAL INFORMATION

Why am I receiving these materials?

This Information Statement is mailed or furnished to holders of record of the outstanding common and preferred stock of Truli Media Group, Inc., a Delaware corporation (“Truli” or the “Company”), in connection with the action by written consent of shareholders taken without a meeting to amend the Company’s Certificate of Incorporation (the “Certificate”) to (i) change the Company’s name to Truli Technologies, Inc., to (ii) effect a Reverse Stock Split at a ratio of one-for-50 , one-for-100, or any ratio in between one-for-50 and one-for-100 (the “Ratios”), and (iii) to reduce the number of authorized shares of the Company’s Common Stock. Each amendment is described in detail in this Information Statement. You are urged to read this Information Statement carefully and in its entirety for a description of these amendments.

The date of this Information Statement is April 25, 2018 and it is first being mailed on or about April 27, 2018. Pursuant to the Delaware General Corporation Law (the “DGCL”), the Company is required to provide prompt notice to the shareholders who have not consented in writing.

The Company’s Board of Directors (the “Board”) is not soliciting your proxy or consent in connection with the Name Change, Reverse Stock Split or reduction of the number of authorized shares of the Company’s Common Stock.

In addition, this Information Statement contains the information required by Rule 14f-1 under the Securities Exchange Act of 1934 to be provided to all our shareholders in connection with changes to a majority of our Board.

What action was taken by written consent?

We obtained written consent by the holder of the majority of the voting power of the Company’s capital stock (the “Majority Shareholder”), approving amendments to the Company’s Certificate to (i) change the Company’s name to Truli Technologies, Inc., (ii) effect a Reverse Stock Split at any of the Ratios, and (iii) to reduce the number of authorized shares of the Company’s Common Stock. Additionally, our sole remaining director appointed two new directors whose appointment will be effective 10 days after the mailing of this Information Statement.

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When is the record date?

The close of business on April 20, 2018 is the record date (the “Record Date”) for the determination of shareholders entitled consent and to receive this Information Statement.

What constitutes the voting power of the Company?

On April 20, 2018, the date we received the consent of the holder of more than a majority of our outstanding voting power, there were 131,554,197 shares of Common Stock outstanding, 600,000 Shares of Series A Convertible Preferred Stock (the “Series A”), zero shares of Series B Convertible Preferred Stock (the “Series B”), 98,099.752 shares of Series C Convertible Preferred Stock (the “Series C”), and 18,839 Shares of Series C-1 Convertible Preferred Stock (the “Series C-1”) outstanding. Each share of Series A, Series C, and Series C-1 votes on an as-converted to Common Stock basis, subject to a beneficial ownership limitation of 4.99%, together with the holders of the Common Stock. Taking into account individual holders’ ownership blockers, the total voting power of the Company as of the Record Date is 140,683,306 votes.

What vote was obtained to approve the amendment to the Certificate of Incorporation described in this Information Statement?

In accordance with Sections 228 and 242 of the DGCL, if the Board adopts a resolution to amend the Certificate (the “Resolution”), an affirmative vote of a majority of the outstanding voting power entitled to vote is required. On April 20, 2018, the Board adopted the Resolution. On April 20, 2018, shareholder approval was obtained through the written consent of our Majority Shareholder. Of the total outstanding voting power, the Majority Shareholder holding 125,000,000 votes or 89% of the outstanding voting power, executed a written consent to effectuate the increase in the Company's authorized shares of Common Stock.

Therefore, a special meeting of the shareholders is unnecessary. If shareholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding voting power would also be required.

When will the Name Change, the Reverse Stock Split, the reduction of the number of authorized shares of the Company’s Common Stock, and the change of the majority of the Company’s directors become effective?

The Name Change, the Reverse Stock Split, and the reduction of the number of authorized shares of the Company’s Common Stock will become effective on the date of filing of the Certificate of Amendment to our Certificate with the Delaware Division of Corporations. However, a Securities and Exchange Commission rule requires us to first give 10 days prior notice to the Financial Industry Regulatory Authority. Additionally, the Certificate of Amendment may not be filed until at least 20 calendar days after the mailing of this Information Statement.

We expect to file the Certificate of Amendment as soon as possible, given the requirements described in the paragraph above. However, if the Company determines that any of the Name Change, the Reverse Stock Split, or the reduction of the number of authorized shares of the Company’s Common Stock, is no longer in the best interests of the Company and its shareholders, the Company reserves the right to abandon its plans to implement such actions, notwithstanding having obtained shareholder approval.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in the adoption of the Name Change, the Reverse Stock Split, or the reduction of the number of authorized shares of the Company’s Common Stock?

If the Company implements the Name Change, the Reverse Stock Split, the reduction of the number of authorized shares of the Company’s Common Stock, or the change in the majority of the Company’s directors, no security holders will receive an extra or special benefit not shared on a pro-rata basis by all other holders of the same class of securities.

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AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A NAME CHANGE

Overview

Our Board and the Majority Shareholder have approved an amendment to our Certificate to change our Company’s name to Truli Technologies, Inc. The proposed form of amendment to our Certificate to implement the Name Change is attached to this Information Statement as Appendix A.

Purpose of the Name Change

On October 30, 2017, as disclosed in our current report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2017, we entered into a License Agreement with Recruiter.com, Inc. (“Recruiter”), pursuant to which Recruiter licensed certain services and property to the Company (the “License”). The Company is affecting the Name Change to reflect that the Company is focusing its efforts towards building and acquiring innovative technology solutions, including executing the VocaWorks business model and technology, which is designed to automate technical staffing through an online software platform.

Effects of the Name Change

Once we implement the Name Change, the share certificates representing our securities will continue to be valid. In the future, new share certificates may be issued reflecting the Name Change, Reverse Stock Split, and/or the reduction of the number of authorized shares of the Company’s Common Stock (discussed below), but this in no way will affect the validity of your current share certificates. Certificates reflecting the Name Change, Reverse Stock Split, and/or the reduction of the number of authorized shares of the Company’s Common Stock will be issued in due course as share certificates are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their share certificates at this time.

As applicable, new share certificates evidencing the Name Change that are issued in exchange for share certificates issued prior to the Name Change that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the shares, the time period during which a shareholder has held their pre-Name Change shares will be included in the total holding period.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

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AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Overview

Our Board and the Majority Shareholder have approved an amendment to our Certificate to effect a Reverse Stock Split at one of the Ratios. Prior to implementing the Reverse Stock Split, our Board will determine the split ratio and if the split will be advantageous for the Company and our shareholders. Our Board believes that granting the Board the discretion to determine the split ratio and implement the Reverse Stock Split, rather than approval of a specific Reverse Stock Split ratio, provides the Board with maximum flexibility to react to current market conditions and to therefore achieve the purposes of the Reverse Stock Split.

If the Reverse Stock Split is implemented, the outstanding number of shares of our Common Stock, par value $0.0001 per share, will be reduced by a factor based on the ratio of the split. The Reverse Stock Split will have no effect on the par value of our Common Stock.  No fractional shares will be issued in connection with the Reverse Stock Split. The proposed form of amendment to our Certificate to implement the Reverse Stock Split is attached to this Information Statement as Appendix B. Our Common Stock is currently quoted on the OTCPink under the symbol “TRLI”. Following effectiveness of the Name Change and complying with the notification requirements of the Financial Industry Regulatory Authority, we expect our Common Stock to trade under the symbol “TRLID.  On the Record Date, the last sale price of our Common Stock was $0.05 per share.

Purpose of the Reverse Stock Split

As discussed above, on October 30, 2017, we acquired the License and issued 125,000,000 shares of Common Stock, 600,000 Shares of Series A, 102,099.752 shares of Series C, and 18,839 Shares of Series C-1. Additionally, the License Agreement provides for the issuance of Series B in the future. As a result of the License all 250,000,000 authorized shares of Common Stock are currently reserved and we require more shares of Common Stock in order to convert the outstanding shares of Series A, Series C, and Series C-1. Therefore, in order to comply with its contractual obligations, the Company committed to increasing capital by means of the Reverse Stock Split.

Risks of the Reverse Stock Split

The market price of our Common Stock is based on a number of factors which may be unrelated to the number of shares outstanding. These factors may include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per share may not rise, or it may remain constant in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. In the future, the market price of Common Stock following the Reverse Stock Split may not equal or exceed the market price prior to the Reverse Stock Split.

Effects of the Reverse Stock Split

Reduction in Total Outstanding Shares. The proposed Reverse Stock Split will reduce the total number of outstanding shares of Common Stock by a factor based on the ratio of the split. The following table shows the number of shares of our Common Stock outstanding both before the Reverse Stock Split and after the Reverse Stock Split:

	Shares of Common Stock Outstanding Before the Reverse Stock Split	Shares of Common Stock Outstanding After the Reverse Stock Split
One-for-50 split	131,554,197	2,631,084
One-for-100 split	131,554,197	1,315,542

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Reduction of Shares Held by Individual Shareholders. After the effective date of the Reverse Stock Split, each Common Stock shareholder will own fewer shares of our Common Stock. However, the Reverse Stock Split will affect all of our Common Stock shareholders uniformly and will not affect any Common Stock shareholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share of Common Stock as described below. As discussed further below, in lieu of issuing fractional shares, we will round up to the next whole share the number of shares issued to any shareholder who would otherwise be issued a fractional share. The number of shareholders of record will not be affected by the Reverse Stock Split. However, if the Reverse Stock Split is approved, it will increase the number of shareholders who own “odd lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of Common Stock.  In lieu of issuing one share to shareholders who would own less than one share of the Company’s common stock as a result of the Reverse Stock Split, the Company will make a cash payment equal to the fair market value of one share, as determined by the price of the Company’s common stock on the market on which the Company’s common stock trades, on the date of the Reverse Stock Split (the “Cash Payment”). Accordingly, shareholders owning fewer than one post-Reverse Stock Split share will have no further interest in the Company, will no longer be shareholders of the Company, and will be entitled to receive only the Cash Payment.

Change in Number and Exercise Price of Employee and Equity Awards. The Reverse Stock Split will reduce the number of shares of Common Stock available for issuance under our equity incentive plans and agreements in proportion to the split ratio. Under the terms of our outstanding equity and option awards, the Reverse Stock Split will cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards in proportion to the split ratio of the Reverse Stock Split and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under our equity plans will also be proportionately reduced. The number of shares of Common Stock issuable upon exercise or vesting of stock option awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.  Warrant and other convertible security holders, if any, will also see a similar reduction of the number of shares such instruments are convertible into as stock option holders described above.

Regulatory Effects.    Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission. If the Reverse Stock Split is implemented, our Common Stock will continue to trade on the OTCPink.

In addition to the above, the Reverse Stock Split will have the following effects upon our Common Stock:

☐	The number of shares owned by each holder of Common Stock will be reduced;
☐	The per share loss and net book value of our Common Stock will be increased because there will be a lesser number of shares of our Common Stock outstanding;
☐	The par value of the Common Stock will remain $0.0001 per share;
☐	The stated capital on our balance sheet attributable to the Common Stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased;
☐	All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of Common Stock, if any, will enable such holders to purchase, upon exercise thereof, fewer of the number of shares of Common Stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Stock Split, at the same total price (but a higher per share price) required to be paid upon exercise thereof immediately preceding the Reverse Stock Split;
☐	As mentioned above, the Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

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Following the Reverse Stock Split, shares of our Common Stock will continue to be fully paid and non-assessable. The shares of Common Stock after the Reverse Stock Split will have the same voting rights. The rights to dividends and distributions and all other rights and obligations will be identical in all other respects to the shares of Common Stock prior to the Reverse Stock Split.

If the Board determines not to reduce the number of authorized shares of our Common Stock, an overall effect of the Reverse Stock Split of the outstanding Common Stock will be an increase in authorized but unissued shares of our Common Stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Stock Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock and preferred stock.

Subject to the blockers of each series of preferred stock, the holders of the Series A, Series C, and Series C-1 vote on an as-converted to Common Stock basis, thus the number of votes per share to which the holders are entitled will be adjusted proportionally to the Reverse Stock Split, as will the conversion price of each of the shares of the Series A, Series C, and Series C-1.

Once we implement a Reverse Stock Split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Stock Split, but this in no way will affect the validity of your current share certificates. The Reverse Stock Split will occur without any further action on the part of our shareholders. After the effective date of the Reverse Stock Split, each share certificate representing the shares prior to the Reverse Stock Split will be deemed to represent the number of shares shown on the certificate, divided by the split ratio. Certificates representing the shares after the Reverse Stock Split will be issued in due course as share certificates representing shares prior to the Reverse Stock Split are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing new shares following the Reverse Stock Split that are issued in exchange for share certificates issued prior to the Reverse Stock Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new shares after the Reverse Stock Split, the time period during which a shareholder has held their existing pre-Reverse Stock Split old shares will be included in the total holding period.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing of a Certificate of Amendment to our Certificate with the Delaware Division of Corporations. The timing of the filing of the Certificate of Amendment that will effectuate the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. However, as discussed above, implementing the Reverse Stock Split is a contractual obligation of the Company, and the Company intends to implement it as expeditiously as possible.

After the filing of the Certificate of Amendment, our Common Stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

As soon as practicable after the Reverse Stock Split, our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker). Record holders of pre-Reverse Stock Split shares will be asked to surrender to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

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For street name holders of pre-Reverse Stock Split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the Reverse Stock Split.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No service charges, brokerage commissions or transfer taxes will be payable by any shareholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

No Issuance of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive a certificate representing the number of shares they would otherwise be entitled to rounded up to the next whole share.  In lieu of issuing one share to shareholders who would own less than one share of the Company’s common stock as a result of the Reverse Stock Split, the Company will make the Cash Payment.

Accounting Matters

The par value per share of our Common Stock will remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheet attributable to Common Stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our Common Stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only shareholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

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The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as reorganization, a shareholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post- Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged, and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

No Appraisal Rights

Shareholders have no rights under the DGCL or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Anti-Takeover Effects of the Reverse Stock Split

The effective increase in our authorized and unissued shares as a result of the Reverse Stock Split could potentially be used by our Board to thwart a takeover attempt. The over-all effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Stock Split could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to shareholders. Our Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent shareholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

Neither our Certificate nor our Bylaws presently contain any provisions having anti-takeover effects and the Reverse Stock Split is not a plan by our Board to adopt a series of amendments to our Certificate or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the License and Reverse Stock Split are not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company.  There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

In addition, the Reverse Stock Split is not intended to effect a going private transaction.

As discussed above, the reason for the Reverse Stock Split is to allow us to comply with our contractual obligations in connection with our recent financing transaction as well as meet our obligations to the holders of our outstanding derivative securities.

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REDUCTION IN AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Our Board and the Majority Shareholder have approved an amendment to our Certificate to reduce the number of authorized shares of the Company’s Common Stock. Currently, we may issue up to 250,000,000 shares of Common Stock, and we propose to reduce that number at the same time that we effect the Reverse Stock Split. If the Board, in its sole discretion, determines not to implement the Reverse Stock Split, then we will not reduce our authorized shares and we will continue to be authorized to issue up to 250,000,000 shares of Common Stock. The 10,000,000 authorized shares of preferred stock will remain unchanged. The proposed form of amendment to our Certificate to implement the reduction in the authorized number of shares of common stock is attached to this Information Statement as Appendix C.

The reduction in authorized shares will be at an amount equal to one-tenth of the Reverse Stock Split. The Majority Shareholder has given the Board discretion to reduce the number of authorized shares at a pro-rata ratio of the Reverse Stock Split in between 50,000,000 and 25,000,000 or a ratio of between one-for-5 and one-for-10 (the “Discretion”). Accordingly, the number of authorized shares will be reduced according to the following formula

New number of Authorized Shares =	250,000,000
(Pre- Reverse Split Shares/Post-Reverse Split Shares ) * (1/10)

Prior to effecting the Discretion the Board will assess the number of authorized shares needed by the Company in order to provide adequate flexibility to the Company to engage in future capital raising transactions, acquisitions or other transactions which might require the issuance of Common Stock. While certain holders of the Company’s convertible securities may be able to acquire authorized but unissued shares of Common Stock, we have no current plans to issue any of the additional authorized but unissued shares of Common Stock that will become available as a result of effecting the Discretion.

The Company pays franchise tax in Delaware based upon the number of shares of Common Stock and preferred stock that the Company is authorized to issue applying either the par value or an assumed par value (based upon the total assets divided by the number of shares that are authorized which are not currently outstanding). Without a reduction in the 250,000,000 authorized shares of Common Stock, the estimated annual franchise tax is expected to increase as a result of the Reverse Stock Split. Additionally, the reduction in the number of authorized shares would decrease the potential dilution to our stockholders following the Reverse Stock Split. Of the 250,000,000 shares of Common Stock we are currently authorized to issue, approximately 131,554,000 shares are now outstanding.

The Board also believes that 250,000,000 authorized shares of Common Stock would be disproportionately large in relation to the Company’s outstanding Common Stock after the Reverse Stock Split. This could make it more difficult for the Company to obtain equity financing in the future because the Company would have the ability to significantly dilute equity investments at any time.

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CHANGE OF DIRECTORS OF OUR COMPANY

As disclosed above and described further below, effective October 31, 2017, the Company acquired the License. In connection with the License, the Company made changes to the persons serving as executive officers and directors of the Company. These changes constituted a change of control of the Company.

We currently have one director since our legacy directors resigned after we acquired the License. In accordance with Article 3.2 of the Company’s Bylaws the authorized number of directors shall be determined from time to time by resolution of the Board. The Board has resolved that there shall be three directors of the Company. The Board nominated the following persons as members of the Board:

Miles Jennings

Douglas Roth

Wallace D. Ruiz

Additionally, all of the nominees agreed to serve once appointed. The Majority Shareholder approved the appointment of all of the nominees. The appointments are effective 10 days after the mailing of this Information Statement. The principal occupation and certain other information about the nominees and the Company’s executive officers are set forth on the following pages.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the License, Mr. Miles Jennings was appointed President and Chief Executive Officer of the Company, replacing Mr. Elliot Maza. Mr. Elliot Maza remained Chief Financial Officer, Secretary and Treasurer of the Company until his resignation on November 27, 2017. Mr. Jennings assumed the duties of the Chief Financial Officer upon Mr. Maza’s resignation.

In connection with the License, Mr. Jennings entered into an employment agreement with the Company (the “MJ Agreement”) pursuant to which he receives $150,000 a year for his services. Additionally, Mr. Jennings received 500,000 stock options under the Company’s 2017 Equity Incentive Plan (the “Plan”). The MJ Agreement has an initial term of one year and automatically renews for one-year terms thereafter unless terminated by either Mr. Jennings or the Company.

The following table represents the current director and the new director appointees:

Name	Age	Position
Miles Jennings	40	Director
Douglas Roth	49	Director Designee
Wallace D. Ruiz	66	Director Designee

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Director Designee biographies

Miles Jennings - Mr. Jennings has served as the Company’s President, Chief Executive Officer, and a director since October 30, 2017 and the Chief Financial Officer since November 27, 2017. Mr. Jennings founded and served as the Chief Executive Officer of Recruiter.com from 2010 until October 2017.

Douglas Roth – Mr. Roth has been a Director and Investment Manager at Connecticut Innovations, Inc. since 2011 and is responsible for sourcing new investment opportunities, serving on the boards of portfolio companies, and supporting their growth and success. Mr. Roth was selected for appointment to the Board for his experience from previously serving on the board of non-public technology companies and the skills he gained from previously advising companies regarding product development and launch.

Wallace D. Ruiz – Mr. Ruiz has served as the Chief Financial Officer of Inuvo, Inc. (NYSE: INUV), an advertising technology company based in Little Rock, AR since June 2010. Mr. Ruiz was selected for appointment to the Board for his experience with public companies as well as his accounting skills. Mr. Ruiz is a Certified Public Accountant in the state of New York.

Executive Officers

Name	Age	Position
Miles Jennings	40	President, Chief Executive Officer, and Chief Financial Officer

Mr. Miles Jennings - See above for Mr. Jennings’ biography.

Equity Incentive Plan

All directors and executive officers listed above will be eligible to participate in the Plan, effective October 24, 2017. The Plan provides that the Board may make equity awards to employees, directors, and consultants representing a maximum of 38,000,000 shares of the Company's Common Stock. Mr. Jennings received a grant of 500,000 five-year options exercisable at $0.08 per share effective February 11, 2018. Mr. Roth and Mr. Ruiz received a grant of 1,000,000 five-year options each, exercisable at $0.08 per share, effective February 23, 2018.

Code of Ethics

The Company has not adopted a Code of Ethics that applies to our employees. We expect to consider adopting such a code if and when we retain more management personnel.

Family Relationships

There are no family relationships among the Company’s directors and/or executive officers.

Board responsibilities

The Board oversees, counsels, and directs management in regard to the long-term interests of the Company and its shareholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of the Company. The Board is not involved in the operating details on a day-to-day basis.

 Director Independence

Mr. Jennings is not independent in accordance with rules of the NYSE due to his employment as an executive officer of the Company. The Company has determined that Messrs. Roth and Ruiz are independent in accordance with the NYSE rules for director independence.

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Board committees and charters

The Company does not have a separately-designated standing audit committee, compensation committee, nominating committee, or any other committees established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Company currently lacks sufficient independent directors to maintain committees consistent with proper corporate governance standards. The Board has not determined that the Company has an audit committee financial expert serving on the Board. The Company intends to identify and appoint a financial expert if needed in the future.

Executive Compensation for Fiscal Year ending March 31, 2018

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

 Number of meetings of the Board for Fiscal Year ending March 31, 2018

For the fiscal year ending March 31, 2018, the Board had no meetings and acted by unanimous consent on two occasions. No directors (who were incumbent at the time) attended fewer than 75 percent of the total meetings of the Board for the fiscal year ending March 31, 2018.

Board diversity

While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix. The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its shareholders. Although there are many other factors, the Board seeks individuals with experience on operating growing businesses.

Board leadership structure

We have chosen to combine the Chief Executive Officer and Board Chairman positions. We believe that this Board leadership structure is the most appropriate for the Company. Because we are a small company, it is more efficient to have the leadership of the Board in the same hands as the Chief Executive Officer. The challenges faced by us at this stage – implementing the Company’s business and marketing plan and accelerating the Company’s growth – are most efficiently dealt with by one person who is familiar with both the operational aspects as well as the strategic aspects of the Company’s business.

Board risk oversight

The Company’s risk management function is overseen by the Board. Currently Mr. Jennings is the only director on the Board. In the future the Company’s management intends to keep its Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Management will work closely with the Board once material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct an assessment. The primary risk affecting us is the need to generate revenue from the Company’s technologies with the capital from our recent private placement.

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Communication with the Company’s Board

Although the Company does not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at Truli Media Group, Inc., DBA: VocaWorks. 54 W 40th St, New York, NY 10018, Attention: Corporate Secretary. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Summary Compensation Table

The following information is related to the compensation paid, distributed or accrued by us to each of our Chief Executive Officers (principal executive officer) serving in the fiscal year ending March 31, 2018 and the two other most highly compensated executive officers serving as of March 31, 2018 whose compensation exceeded $100,000, which we refer to as “Named Executive Officers.”

Fiscal year ending March 31, 2018 Summary Compensation Table

Name and Principal Position	Year ended March 31	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Miles Jennings Chief Executive Officer and Chief Financial Officer (1)	2018	62,500

Elliot Maza Former Chief Executive Officer and	2018	50,000
Chief Financial Officer (2)	2017	30,000	0	0	0	30,000

Michael Jay Solomon Former President, Chief Executive Officer, and
Chief Financial Officer (3)	2017	0	0	0	0	0

(1)	Mr. Miles Jennings was appointed as Chief Executive Officer on October 31, 2017 and as Chief Financial Officer on November 27, 2017.

(2)

Mr. Maza was appointed as Chief Executive Officer and Chief Financial Officer in September 2016. Mr. Maza resigned as Chief Executive Officer on October 31, 2017. Mr. Maza resigned from his position as Chief Financial Officer on November 27, 2017.

(3)	Mr. Solomon waived his $375,000 salary in the fiscal year ending March 31, 2017. Mr. Solomon resigned as President, Chief Executive Officer, and Chief Financial Officer on September 23, 2016.

Outstanding Equity Awards at Fiscal Year-end and Equity Compensation Plans

As of March 31, 2018, the Company had granted 100,000 option awards under the 2014 Equity Compensation Plan and 2,500,000 option awards under the Plan.

Employment Agreements

Pursuant to an oral agreement the Company previously paid Mr. Maza a fee of $5,000 per month for part-time services.

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Prior to his resignation as an officer the Company paid Mr. Solomon $375,000 per year pursuant to a written compensation agreement. Mr. Solomon agreed to forgo his salary for the fiscal year ending March 31, 2017 as a result of the Company’s liquidity issues.

As stated above, as a result of the License, Mr. Jennings and the Company entered into the MJ Agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s Common Stock to file initial reports of ownership and changes in ownership of the Company’s Common Stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us none of Company’s directors, executive officers, and persons who own more than 10% of the Company’s Common Stock failed to comply with Section 16(a).

Certain Relationships and Related Transactions

Since April 1, 2017, aside from the executive officer compensation arrangements, there have been no transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets at the end of the last two fiscal years (or approximately $7,600) and in which any of our directors, executive officers or holders of more than 5% of our stock, or any immediate family member of or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Director Compensation

Each independent director is entitled to receive compensation as determined by the Board. None of our directors were awarded, paid or earned any compensation for serving on the Board for the Fiscal Years ending March 31, 2018 or March 31, 2017 apart from the following:

In connection with the License the Company reserved 500,000 stock options for grants to Mr. Jennings and 300,000 options for grants to Mr. Maza.

On February 23, 2018, The Board approved the issuance of 1,000,000 five-year stock options to Messrs. Roth and Ruiz, vesting quarterly in equal increments over a one-year period with the first vesting date being June 30, 2018, subject to execution of the Company’s standard stock option agreement and continuing to serve on the Board on each applicable vesting date.

On February 23, 2018, the Board approved compensation to be paid to each of the Company’s directors, excluding Mr. Jennings, in the amount of $500 per month, payable on the last business day of each month subject to each director continuing to serve on the Board on the last business day of each applicable month.

Legal proceedings

The Company is not aware of any legal proceedings that the Company is involved in.

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Voting Securities and Principal Holders Thereof

The following table sets forth the number of shares of our Common Stock beneficially owned as of the Record Date by (i) those persons known by us to be owners of more than 5% of our Common Stock, (ii) each director, (iii) our Named Executive Officers (as defined by the rules of the Securities and Exchange Commission) for the year ended March 31, 2018 and (iv) all of our current executive officers and directors of as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Truli Media Group, Inc., DBA: VocaWorks. 54 W 40th St, New York, NY 10018.

Title of Class	Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned (1)
Named Executive Officers:
Common Stock	Miles Jennings (2)	41,667	*
Common Stock	Elliot Maza (2)	1,336,676	1.02%
Common Stock	Michael Solomon (2)	0	0

Directors:

Common Stock	Officers and Directors as a group (3 persons)	1,378,343	1.05%

5% Shareholders:
Common Stock	Recruiter.com, Inc. (4)	125,000,000	95.02%

*	Less than 1%.

(1)	Applicable percentages are based on 131,554,197 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants, convertible notes and preferred stock currently exercisable or convertible or exercisable or convertible within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. The table includes shares of Common Stock, options, warrants, and preferred stock exercisable or convertible into Common Stock and vested or vesting within 60 days of the Record Date. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them.

(2)	Miles Jennings is the Company’s Chief Executive Officer, Chief Financial Officer, and Chairman of the Board. Represents Vested Stock Options.

(3)	Former Executive Officers.

(4)	Address is PO Box 86, Bristol, CT 06011.

Where You Can Find More Information

You can read and copy any materials that the Company files with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C.  20549.  You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Delivery of Documents to Security Holders Sharing an Address

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address.  Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at (888) 925-7010 or mail a request to receive separate copies to Truli Media Group, Inc., DBA: VocaWorks. 54 W 40th St, New York, NY 10018, Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

By Order of the Board of Directors

/s/ Miles Jennings
Miles Jennings
Chief Executive Officer

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Appendix A

FIRST CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF TRULI MEDIA GROUP, INC.

Truli Media Group, Inc. (the ‘‘Company’’), a corporation organized and existing under the General Corporation Law of the State of Delaware (the ‘‘Delaware General Corporation Law’’), hereby certifies as follows:

1. The Company was incorporated by the filing of a Certificate of Incorporation with the Secretary of State of Delaware on February 11, 2015.

2. Pursuant to Sections 228 and 242 of the Delaware General Corporation Law, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

3. Article 1. of the Certificate of Incorporation is deleted and replaced by the following:

1.	The name of this Corporation is Truli Technologies, Inc. (this “Corporation”).

4. This First Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of the Company on the ___ day of _________, 2018 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this First Certificate of Amendment to Certificate of Incorporation as of the ___ day of _____________, 2018.

TRULI MEDIA GROUP, INC.

By:
Miles Jennings, Chief Executive Officer

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Appendix B

SECOND CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

Truli Media Group, Inc. (the “Company”), a corporation organized and existing under the Delaware General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The Company was incorporated by the filing of Certificate of Incorporation with the Delaware Division of Corporations on February 11, 2015.

2. Pursuant to Sections 228 and 242 of the DGCL, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

3. Article IV of the Certificate of Incorporation is amended by adding the following at the end thereof:

As of the close of business on _____ ___, 2018 (4:01 p.m. Eastern Daylight Time) (the “Reverse Split Date”), each ___ shares of Common Stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this paragraph as the “Old Common Stock”) automatically and without any action on the part of the holder thereof will be reclassified and changed into one share of new Common Stock, par value $0.0001 per share (referred to in this paragraph as the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (the “New Certificates”, whether one or more) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued. In lieu of any such fractional shares of New Common Stock, each shareholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Company for cancellation, a New Certificate representing the number of shares such shareholder would otherwise be entitled to rounded up to the next whole share. In lieu of issuing any fractional shares to shareholders who would own less than one share of the Company’s common stock as a result of the Reverse Stock Split, the Company will make a cash payment equal to the fair market value, as determined by the price of the Company’s common stock on the market on which the Company’s common stock trades, on the date of the Reverse Stock Split (the “Cash Payment”). If more than one Old Certificates shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Company shall carry forward any fractional shares until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Reverse Split Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.0001 par value of each such share.

4. This Second Certificate of Amendment to the Certificate of Incorporation was duly adopted and approved by the shareholders of the Company on the ____ day of ________, 2018 in accordance with Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Second Certificate of Amendment to the Certificate of Incorporation as of ______, 2018.

Truli Media Group, Inc.

By:
Miles Jennings, Chief Executive Officer

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Appendix C

THIRD CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

Truli Media Group, Inc. (the “Company”), a corporation organized and existing under the Delaware General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The Company was incorporated by the filing of Certificate of Incorporation with the Delaware Division of Corporations on February 11, 2015.

2. Pursuant to Sections 228 and 242 of the DGCL, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

3. The Amended and Restated Certificate of Incorporation of the Company are hereby amended to add the following to Section IV: The number of authorized shares of Common Stock and the par value of Common Stock of the Company shall be: _______________ shares of common stock, par value $0.0001 per share.

4. This Third Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of the Company on the ____ day of ________, 2018 in accordance with Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Third Certificate of Amendment to Certificate of Incorporation as of ______, 2018.

Truli Media Group, Inc.

By:
Miles Jennings, Chief Executive Officer

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